UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2006

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant hereby amends its Current Report on Form 8-K filed on November 22, 2006 to include disclosure of those committees of the board of directors on which Charles H. “Pete” McTier will serve.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 21, 2006, Charles H. “Pete” McTier, of Atlanta, Georgia, was appointed to the AGL Resources Inc. Board of Directors, effective December 5, 2006. His term will expire at the 2007 annual meeting of shareholders.

Mr. McTier, 67, retired in July 2006 after thirty-five years of service to the Robert W. Woodruff Foundation, the Joseph B. Whitehead Foundation, the Lettie Pate Evans Foundation and the Lettie Pate Whitehead Foundation, which are all based in Atlanta and make up one of the largest foundation groups in the Southeast.

The Robert W. Woodruff Foundation is an independent private foundation with a broad charter to support charitable, scientific and educational activities. Grants are generally targeted to nonprofits located and operating in Georgia. Mr. McTier joined the foundations in 1971 as secretary and served as the foundations’ secretary and treasurer from 1977 to 1987; vice president, secretary and treasurer from 1987 to 1988 and president from 1988 to 2006. Prior to that, Mr. McTier held several administrative positions at Emory University where he earned a Bachelor’s degree in Business Administration in 1961.

Mr. McTier notwithstanding his retirement remains affiliated with philanthropic entities and serves as a trustee of The Robert W. Woodruff Foundation; the Joseph B. Whitehead Foundation; the Lettie Pate Evans Foundation; Ichauway, Inc.; the Ida Cason Callaway Foundation; and Emory University.

Mr. McTier also currently serves as a member of the board of directors of Coca-Cola FEMSA, S.A. de C.V., the largest Coca-Cola bottler in Latin America and the second largest bottler of Coca-Cola trademark beverages in the world and as an advisory board member of SunTrust Bank of Georgia and SunTrust Bank Atlanta.

Mr. McTier has been assigned to serve on the Corporate Development and the Environmental and Corporate Responsibility committees of the AGL Resources Inc. Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: February 5, 2007	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President and General Counsel